LAND O’LAKES, INC.
Consolidated Balance Sheets
($ in thousands)
As of December 31,

	2007	2006

Assets
Current assets:
Cash and cash equivalents	$116,839	$79,707
Receivables, net	1,006,707	604,580
Inventories	964,515	471,396
Prepaid expenses	856,033	350,423
Other current assets	76,178	57,904

Total current assets	3,020,272	1,564,010

Investments	303,978	251,089
Property, plant and equipment, net	551,752	665,069
Goodwill, net	318,224	326,527
Other intangibles, net	119,167	95,043
Other assets	118,438	113,191

Total assets	$4,431,831	$3,014,929

Liabilities and Equities
Current liabilities:
Notes and short-term obligations	$132,170	$58,300
Current portion of long-term debt	5,182	10,972
Accounts payable	1,150,353	529,850
Customer advances	926,240	419,516
Accrued expenses	337,476	223,603
Patronage refunds and other member equities payable	28,065	18,626

Total current liabilities	2,579,486	1,260,867

Long-term debt	661,602	639,059
Employee benefits and other liabilities	202,400	173,446
Minority interests	6,175	8,830
Commitments and contingencies
Equities:
Capital stock	1,701	1,828
Member equities	937,126	904,183
Accumulated other comprehensive loss	(61,931)	(66,276)
Retained earnings	155,272	92,992

Total equities	1,032,168	932,727

Total liabilities and equities	$4,481,831	$3,014,929

LAND O’LAKES, INC.
Consolidated Statements of Operations
($ in thousands)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	Restated
	2007	2006	2007	2006
Net sales	$2,586,023	$1,893,687	$8,924,895	$7,102,289
Cost of sales	2,388,066	1,681,533	8,157,684	6,441,368

Gross profit	197,957	212,154	767,211	660,921

Selling, general and administrative	174,184	125,756	622,231	515,557
Restructuring and impairment charges	2,249	1,772	3,970	21,169
Gain on insurance settlement	—	—	(5,941)	—

Earnings from operations	21,524	84,626	146,951	124,195

Interest expense, net	15,404	13,635	48,918	58,360
Other expense (income), net	522	(1,167)	(37,157)	(18,791)
Equity in (earnings) losses of affiliated companies	(36,870)	1,675	(68,183)	(13,674)
Minority interest in earnings of subsidiaries	597	322	1,469	1,449

Earnings before income taxes	41,871	70,161	201,904	96,851
Income tax expense	15,441	17,975	38,107	7,906

Net earnings	$26,430	$52,186	$163,797	$88,945

LAND O’LAKES, INC.
Consolidated Statements of Cash Flows
($ in thousands)

	Twelve Months Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net earnings	$163,797	$88,945
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	84,140	95,239
Amortization of deferred financing costs	2,253	2,226
Bad debt expense	22,579	1,421
Proceeds from patronage revolvement received	6,706	9,163
Non-cash patronage income	(2,543)	(1,827)
Insurance recovery — business interruption	4,551	—
Deferred income tax (benefit) expense	(29,655)	13,500
(Increase) decrease in other assets	(3,766)	2,893
Increase in other liabilities	1,975	2,895
Restructuring and impairment charges	3,970	21,169
Gain from divestiture of businesses	(28,474)	(8,987)
Gain on sale of investments	(8,683)	(7,980)
Gain on insurance settlement	(5,941)	—
Equity in earnings of affiliated companies	(68,183)	(13,674)
Dividends from investments in affiliated companies	33,699	4,736
Minority interests	1,469	1,449
Other	(3,638)	(3,610)
Changes in current assets and liabilities, net of acquisitions and divestitures:
Receivables	(294,145)	38,156
Inventories	(206,950)	(19,587)
Prepaids and other current assets	(512,438)	(60,948)
Accounts payable	586,712	(51,624)
Customer advances	506,724	23,643
Accrued expenses	74,619	59,332

Net cash provided by operating activities	328,778	196,530

Cash flows from investing activities:
Additions to property, plant and equipment	(91,061)	(83,763)
Acquisitions	(2,930)	(88,060)
Investments in affiliates	(331,674)	(4,950)
Distributions from investments in affiliated companies	25,000	—
Net settlement on repositioning investment in joint venture	(87,875)	—
Net proceeds from divestiture of businesses	212,101	42,466
Proceeds from sale of investments	626	9,274
Proceeds from sale of property, plant and equipment	10,502	1,754
Insurance proceeds for replacement assets	8,635	—
Change in notes receivable	(18,406)	15,781
Other	(202)	7,183

Net cash used by investing activities	(275,284)	(100,315)

Cash flows from financing activities:
Increase (decrease) in short-term debt	75,399	(98,541)
Proceeds from issuance of long-term debt	8,337	16,451
Principal payments on long-term debt and capital lease obligations	(41,798)	(36,549)
Payments for redemption of member equities	(58,049)	(80,614)
Payments for debt issuance costs	—	(1,543)
Other	(251)	4,933

Net cash used by financing activities	(16,362)	(195,863)
Net cash used by operating activities of discontinued operations	—	(349)

Net increase (decrease) in cash and cash equivalents	37,132	(99,997)

Cash and cash equivalents at beginning of the year	79,707	179,704

Cash and cash equivalents at end of the year	$116,839	$79,707

LAND O’LAKES, INC.
EBITDA
($ in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007
Earnings before income taxes	$41,871	$70,161	$201,904
Interest expense, net	15,404	13,635	48,918
Depreciation	19,915	21,505	72,926
Amortization	2,711	2,463	11,214

Total EBITDA	79,901	107,764	334,962

Unrealized hedging gains	(5,225)	(9,000)	(12,856)
Gain on insurance settlement	—	—	(5,941)
Gain on divestitures	—	(924)	(28,474)
Loss (gain) on sale of investments	522	—	(8,683)
Agronomy one-time charges	726	—	4,553
Agronomy debt extinguishment	141	—	2,273
Agronomy impairment within Agriliance	42	—	10,042
Restructuring and impairment charges	2,249	1,814	3,970
Golden Oval Eggs reserves	22,001	—	22,001

Normalized EBITDA	$100,357	$99,654	$321,847